Exhibit 99.1

ATHERONOVA 1-FOR-10 REVERSE STOCK SPLIT EFFECTIVE

IRVINE, CA: April 22, 2014 – AtheroNova Inc. (OTCBB: AHRO), a biotech company focused on the research and development of compounds to safely regress atherosclerotic plaque and improve lipid profiles in humans, today announced that the reverse stock split approved by the Company’s stockholders at last week’s annual stockholder’s meeting became effective as of the opening of trading on Tuesday, April 22, 2014.

Shares of AtheroNova began trading on a split-adjusted basis on the OTC QB under the symbol AHROD and will continue under that symbol for 20 business days, after which it will revert to the symbol AHRO. The new CUSIP number for the common stock is 047438304. With the effect of the reverse stock split, every ten (10) shares of common stock outstanding automatically combined into one (1) new share with no change in the par value. The number of shares outstanding is reduced form 43.1 million to 4.3 million. All stockholders who would hold fractional shares after the reverse split were automatically rounded up to the next whole number and no cash will be paid for such fractions.

There is special treatment of stockholders holding less than a certain number of shares to preserve round lot holders. Holders of less than 100 shares were not affected by the reverse stock split and holders of between 100 and 1,000 shares received 100 shares of our common stock after the reverse stock split.

For those stockholders holding physical certificates, they will receive a transmittal letter from the Company’s transfer agent, Securities Transfer Corporation, for the surrender of their existing stock certificate and issuance of a certificate representing the shares to which they are entitled after the reverse stock split. Securities Transfer Corporation can be reached by phone at (469) 633-0101.

About AtheroNova

AtheroNova Inc. is a biotechnology company focused on the discovery, research, development and licensing of novel compounds to safely reduce or regress atherosclerotic plaque deposits and improve lipid profiles in humans. In addition to its lead compound AHRO-001, AtheroNova plans to develop multiple applications for its patented and patents-pending therapies in market sectors that include: Cardiovascular Disease, Stroke and Peripheral Artery Disease, all of which have been linked to atherosclerosis. Atherosclerosis and its related pharmaceutical expenses for these indications cost consumers more than $41 billion annually in the United States alone. For more information, please visit www.AtheroNova.com.

Forward-Looking Statements

This news release includes “forward-looking statements”. These statements are based upon the current beliefs and expectations of AtheroNova’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; significant fluctuations in expenses associated with clinical trials, failure to secure additional financing, the inability to complete regulatory filings with the Food and Drug Administration, general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; AtheroNova’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of AtheroNova’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

AtheroNova undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in AtheroNova’s 2013 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site(www.sec.gov).

Company Contact:

Thomas Gardner, CEO

Tel: (949) 476-1100

or

Mark Selawski, CFO

Tel: (949) 476-1100

Investor Contact:

Michael Rice

LifeSci Advisors LLC

Tel: (646) 597-6979